Exhibit 10.10
                                                              -------------

                           RELEASE OF ALL DEMANDS


      This release of all demands is made and executed this 9th day of August, 2002 by James D. Carey of 311 Pearce Road, Swansea, Massachusetts 02777 (herein "Carey") in favor of the Slade's Ferry Bancorp. and Slade's Ferry Trust Company and all its affiliate companies (herein "Slade's").

                                  RECITALS

A. Carey has been employed by Slade's Ferry Bancorp. serving as Executive Vice President of the Bancorp.
B. Incident to the above employment Carey served as President of Slade's Ferry Trust Company and certain of its affiliate companies.
C. Carey also served as Director of Slade's Ferry Bancorp., Slade's Ferry Trust Company and certain of its affiliates.
D. Carey resigned as Director and resigned his employment effective March 29, 2002.

      Now therefore in consideration of the above recitals and in consideration of the following actions:

1. Slade's will pay to Carey the amount of $160,000.00 payable $5,000.00 every two weeks for a period of 15 months, or 32 payments, commencing on the effective date of May 1, 2002.
2. Slade's will continue Carey as enrolled on the Slade's health plan for 15 months commencing on the effective date of May 1, 2002.
3. Slade's and Carey will amend the SERP agreement to allow Carey to qualify under the agreement for 9 years at the age of 65, the terms of the amendments being more specifically delineated in the attached exhibit "A".
4. Slade's will transfer title to a motor vehicle identified as a 1999 Lincoln Towncar (VIN# 1LNHM82WOXY662529) valued at $18,195.00.
5. Slade's has obtained approval of the above actions from regulatory authorities which oversee and have jurisdiction under the FDIC Act and FDIC Rules and Regulations.

      In consideration of the above recitals and the actions above listed, taken and to be taken, Carey hereby remises, releases, and forever discharges the said Slade's of and from all debts, demands, actions, causes of actions, suits, accounts, covenants, contracts, agreements, damages, and any and all claims, demands and liabilities whatsoever of every name and nature, both in law and in equity, which against the said Slade's, or its successors and assigns he now has or ever had from the beginning of the world to this date and more specifically on account of his employment by Slade's and business association with Slade's.

      No promise or inducement has been made in executing this release, other than those herein contained; Carey does not rely on any statement or representation made by any person, firm or corporation hereby released, or any attorney, agent or other person representing it.

      The undersigned acknowledges that the Slade's does not make any admission, agreement, consent, statement or declaration that the Slade's its agents, servants, employees, has violated any law, committed any wrongdoing, interfered with any right, breached any obligation or contract, or otherwise engaged in any improper conduct with reference to Carey.


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      Executed as a sealed instrument.



/s/ Sandra Mota                        /s/ James D. Carey
------------------------------        --------------------------------
Witness                                James D. Carey


Dated:   August 9, 2002
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